UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

TPB ACQUISITION CORPORATION I

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-40732	98-1582136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Letterman Drive, Suite A3-1 San Francisco, California	94129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 854-7074

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	TPBAU	Nasdaq Capital Market
Class A ordinary shares included as part of the units	TPBA	Nasdaq Capital Market
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TPBAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Background

As previously announced, on September 14, 2022, TPB Acquisition Corporation I (“TPBA”) entered into a Business Combination Agreement (the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”) by and among Lavoro Limited (“Lavoro”), Lavoro Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of Lavoro (“First Merger Sub”), Lavoro Merger Sub II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of Lavoro (“Second Merger Sub”), Lavoro Merger Sub III Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of Lavoro (“Third Merger Sub” and, together with First Merger Sub and Second Merger Sub, the “Merger Subs”), and Lavoro Agro Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”). Each of Lavoro, the Merger Subs, the Company and TPBA will individually be referred to herein as a “Party” and, collectively, as the “Parties.” Terms used but not defined herein shall have the meaning given to such terms in the Business Combination Agreement.

Waiver of the Minimum Cash Condition

Under the terms of the Business Combination Agreement, it is a condition precedent to the respective obligations of each Party to consummate the Business Combination that, at or prior to the First Effective Time, the aggregate amount of cash contained in TPBA’s trust account (net of the aggregate amount of cash proceeds required to satisfy any exercise by TPBA’s shareholders of their redemption rights and net of the Parties fees and expenses incurred in connection with the Business Combination) plus the amount of cash proceeds to TPBA resulting from the PIPE Investment consummated prior to the First Effective Time be at least $180,000,000. In connection with closing of the Business Combination, the Parties have waived such condition precedent.

Amendment No. 2 to the Sponsor Letter Agreement

Concurrently with the closing of the Business Combination, on February 28, 2023, TPB Acquisition Sponsor I, LLC (the “Sponsor”) entered into that certain Amendment No. 2 to the Sponsor Letter Agreement, dated August 13, 2021, as amended September 14, 2022 (the “Amendment No. 2 to the Sponsor Letter Agreement”), among TPBA, the Company, Lavoro, and the parties named therein. Pursuant to the terms of Amendment No. 2 to the Sponsor Letter Agreement, the Sponsor agreed, among other things, to certain beneficial ownership limitations whereby Sponsor’s beneficial ownership of Lavoro shall not exceed 9.99% of Lavoro’s outstanding ordinary shares.

The Amendment No 2. to the Sponsor Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the form of Amendment No. 2 to the Sponsor Letter Agreement is qualified in its entirety by reference thereto.

Closing of the Business Combination

On February 28, 2023, TPBA and Lavoro jointly issued a press release announcing that they have closed the Business Combination and that, beginning on March 1, 2023, Lavoro’s ordinary shares and public warrants are expected to begin trading on the Nasdaq Stock Market under the ticker symbols “LVRO” and “LVROW”, respectively. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to the Sponsor Letter Agreement, dated as of February 28, 2023, by and among TPBA, the Sponsor, and those parties named therein.

99.1	Press release, dated February 28, 2023

EXHIBIT 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPB Acquisition Corporation I

Dated: February 28, 2023	/s/ David Friedberg
David Friedberg
Chief Executive Officer